Exhibit 99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Report of Mutual of America Investment Corporation (the “Investment Corp.”) on Form N-CSR for the annual period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James J. Roth, Chairman of the Board, President and Chief Executive Officer of the Investment Corp., certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Investment Corp. for the period ended December 31, 2015.

Dated: March 7, 2016

/s/ JAMES J. ROTH
James J. Roth
Chairman of the Board,
President and Chief Executive Officer of
Mutual of America Investment Corporation

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Report of Mutual of America Investment Corporation (the “Investment Corp.”) on Form N-CSR for the annual period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chris W. Festog, Executive Vice President, Chief Financial Officer and Treasurer of the Investment Corp., certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Investment Corp. for the period ended December 31, 2015.

Dated: March 7, 2016

/s/ CHRIS W. FESTOG
Chris W. Festog
Executive Vice President,
Chief Financial Officer and Treasurer of
Mutual of America Investment Corporation